UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2002

DISC GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-22696

DELAWARE	13-3678012
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

10 Gilpin Avenue, Hauppauge, New York 11788
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (631) 234-1400

Not Applicable
(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

On September 6, 2002, Disc Graphics, Inc. (the "Registrant") entered into an Agreement and Plan of Merger, dated as of September 6, 2002 (the "Merger Agreement") with DG Acquisition Corp., a Delaware corporation ("DGAC") formed at the direction of Donald Sinkin, the Chairman and Chief Executive Officer of the Registrant, Main Street Resources, a private equity firm, and certain other members of the Registrant's management. Pursuant to the Merger Agreement, DGAC will be merged with and into the Registrant (the "Merger") and the Registrant will survive the Merger. Under the terms of the Merger Agreement, each outstanding share of the Registrant's common stock (except for treasury shares, shares held by DGAC and shares held by certain members of management) will be converted into the right to receive $1.82 in cash.

Consummation of the Merger is subject to approval by a majority of the Registrant's stockholders, and other usual and customary conditions, including the approval of the Registrant's primary secured lender. A copy of the Merger Agreement is included herein as Exhibit 2.1. Following the Merger, the capital stock of the Registrant will no longer be publicly traded.

The foregoing description only purports to be a summary of the document referenced herein and is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto.

ITEM 7.   EXHIBITS.

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 6, 2002, by and between Disc Graphics, Inc. and DG Acquisition Corp.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC GRAPHICS, INC.

(Registrant)

Date: September 11, 2002	By: /s/ Margaret M. Krumholz
Name: Margaret M. Krumholz Title: Senior Vice President of Finance and Chief Financial Officer